UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2011

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services – GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On the evening of July 15, 2011, Mesabi Trust issued a press release announcing a cash distribution of $0.60 per Unit of Beneficial Interest of Mesabi Trust and setting forth certain related shipment and royalty data.  A copy of the press release was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Mesabi Trust on July 15, 2011 (the “Initial 8-K”).

Mesabi Trust is filing this Amendment No. 1 to the Initial 8-K to correct a typographical error contained in the press release.  In the first sentence of the third paragraph of the press release, the phrase “first calendar quarter of 2011” is hereby replaced with “second calendar quarter of 2011.”

All other information in the Initial 8-K remains unchanged and has not been repeated in this Amendment. Accordingly, this Form 8-K/A should be read in conjunction with the Initial 8-K.

Except as described above, there have been no changes to the Initial 8-K.  This amendment does not reflect events occurring after the original filing date of the Initial 8-K.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

		By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Associate
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated:	July 18, 2011